Exhibit 99.1
eLoyalty Second Quarter 2006 Earnings Webinar August 9, 2006

Welcome Introductions Safe Harbor Language

Safe Harbor Language During today's call we will be making both historical and forward- looking statements in order to help you better understand our business. These forward-looking statements include references to our plans, intentions, expectations, beliefs, strategies and objectives. Any forward-looking statements speak only as of today's date. In addition, these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year ended December 31, 2005, our quarterly reports on Form 10-Q, as well as our press release issued earlier today. eLoyalty undertakes no obligation to publicly update or revise any forward-looking statements in this call. Also, be advised that this call is being recorded and is copyrighted by eLoyalty Corporation. If you are not in agreement with this, you should drop off the call now.

Agenda eLoyalty Overview Second Quarter Overview Review of Second Quarter Financial Results Third Quarter Guidance Q&A Summary

Overview eLoyalty is an emerging Managed Services and Consulting Company We are aggressively transforming a slow growth CRM Consulting firm into a rapidly growing Managed Services and Consulting Company We are principally focused on two Service Lines Converged IP for Contact Centers ("CIPCC")...delivering and supporting Cisco's Converged IP solutions for Contact Centers Behavioral Analytics(tm)...a unique, proprietary analytics service with significant upside potential

Our Plan to Build Shareholder Value Strategic Levers Leverage our core Consulting Business to generate cash and provide skills for emerging Service Lines Build a robust Service Line around our strong Partnership with Cisco in a hot space...Converged IP for Contact Centers Create a new, high growth, "sticky" revenue stream by rapidly ramping up our revolutionary Behavioral Analytics(tm) service Near Term Financial Levers Increase backlog Improve revenue visibility Rapidly grow new, higher margin revenue streams

Second Quarter Goals Build momentum in Converged IP for Contact Center ("CIPCC") Service Line Continue to progress our Behavioral Analytics(tm) service Build Managed services backlog to improve future revenue visibility Accelerate the transition of our Business Model/Organization away from a pure Consulting to a mixed Managed Services/Consulting model

Significant Second Quarter Accomplishments Best CIPCC Quarter ever Achieved $18.0 million in new bookings Added 4 new CIPCC clients Increased Consulting services revenue generated from our CIPCC engagements 39% sequentially Strong Behavioral Analytics(tm) Quarter Signed 2 large deployment contracts Closed new assessments with 2 Fortune 100 customers Best Managed Services Quarter ever Recognized a record $5.9 million in Managed services revenue Signed a record $24.9 million of new and renewal Managed services contracts Grew Managed services backlog to a record $63.9 million...up 42% sequentially and 435% on a year-over-year basis

Second Quarter P&L Overview Factors impacting Second Quarter P&L Ramping up investment in Behavioral Analytics(tm) to support client and prospect activity Very limited revenue recognition (~$300k) from Behavioral Analytics(tm) contracts Impact of deferring revenue and margin related to several large CIPCC contracts Increasing spending in Client Service and Business Development to take advantage of improving prospect/client opportunities Decreasing Consulting services revenue from our core Consulting clients eLoyalty expects the Third Quarter P&L to show dramatic improvement Impact of accelerating CIPCC momentum Beginning to recognize significant revenue from Behavioral Analytics(tm) contracts

Review of Second Quarter Financial Results Revenue of $20.6 million GAAP Net Loss of $5.1 million Adjusted Earnings Loss of $3.9 million

Second Quarter Revenue Review Revenue Item Recognized Revenue New Deferred Revenue Recognized Deferred Revenue Total Revenue Generated Sequential Change Year/Year Change Consulting services $9.7m $0.5m - $10.2m -12% -7% Managed services $5.9m $2.0m ($0.1m) $7.8m 19% 41% Total Service revenue $15.6m $2.5m ($0.1m) $18.0m -1% 9% Product resale $3.9m $1.6m - $5.5m 182% 137% Reimbursed expenses $1.1m - - $1.1m 33% 14% Total $20.6m $4.1m ($0.1m) $24.6m 17% 25%

Managed Services Backlog Trend ($000's) Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006* 11931 23414 26727 44905 63870 *~60% of the Ending Backlog is related to Behavioral Analytics(tm) Contracts

Impact of Behavioral AnalyticsTM 50+ employees to support current and prospective clients Heavy front end loaded selling costs to fill pipeline High legal costs to negotiate large, complex contracts Limited revenue recognition to date due to nature of contracts and revenue recognition rules

Second Quarter Balance Sheet Review Ending Second Quarter Cash Balance, including Short-Term Investments, was $19.4 million Ending Second Quarter Accounts Receivable Balance was $11.0 million Ending Second Quarter DSO improved to 48 days

Third Quarter Guidance eLoyalty's Guidance for the Third Quarter is for strong sequential revenue growth and significant P&L improvement over the Second Quarter Factors driving strong Third Quarter Guidance Positive impact of CIPCC momentum Beginning to recognize significant revenue from Behavioral AnalyticsTM contracts Upsurge in Managed services revenue to ~$8.2m, based on CIPCC and Behavioral Analytics(tm) momentum Revenue Guidance In addition, eLoyalty expects the Third Quarter P&L will show dramatic improvement as compared to the Second Quarter Revenue Category Low End Guidance High End Guidance Services revenue $18.5m $19.5m Total revenue $23.0m $25.0m

Q&A

Summary eLoyalty is leveraging growth in emerging technologies to create new and exciting service offerings Our CIPCC Service Line is rapidly expanding Our Behavioral Analytics(tm) service is still in its infancy...but the milestones we are hitting reinforce our belief that it can transform eLoyalty CIPCC growth and beginning to recognize revenue from initial large Behavioral Analytics(tm) deployments are expected to drive an important financial inflection point in the Third Quarter

Thank You Kelly Conway (847) 582-7200 Kelly_Conway@eLoyalty.com Steve Pollema (847) 582-7100 Steve_Pollema@eLoyalty.com